UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2025

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 8.01 of the Current Report on Form 8-K filed on November 28, 2025 (the “Original Form 8-K”) to furnish as Exhibit 99.1 (the “Exhibit”) a pro forma balance sheet of the Company as of December 1, 2025 and provide that the Company’s total stockholders’ equity as of December 1, 2025, on a pro forma basis, was $9.5 million. As previously furnished, the Exhibit included a pro forma balance sheet of the Company as of December 31, 2025 and Item 8.01 referenced total stockholders’ equity as of December 31, 2025, on a pro forma basis, of $13.2 million. No other changes have been made to the Original Form 8-K.

Item 8.01 Other Events.

As previously reported, on September 2, 2025, the Company received a notification letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) because the Company’s stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing. The Company’s stockholders’ deficit was $18,488 as of December 31, 2024, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company filed an appeal of the determination to delist the Company’s securities with the Nasdaq Hearings Panel (the “Panel”) and a hearing before the Panel was held on September 9, 2025 (the “Hearing”). Based on the information presented by the Company at the Hearing, the Panel determined to grant the Company’s request for an exception to complete its compliance plan.

The Staff subsequently notified the Company that the Panel, among other things, decided to grant the Company’s request for continued listing on the Nasdaq Capital Market subject to the Company demonstrating, on or before December 1, 2025, compliance with the Equity Rule by filing public disclosure describing the transactions undertaken by the Company to achieve compliance with the Equity Rule and demonstrate long-term compliance with the Equity Rule, and by providing an indication of its equity following those transactions. The Panel noted that the Company may do so by including in the public disclosure a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events.

The Company believes that it has demonstrated compliance with the Equity Rule on a pro forma basis following closing of the following the exercise of certain outstanding warrants, the conversion into common stock of multiple outstanding convertible notes and preferred shares, and the exchange of certain outstanding payables of the Company into common stock and preferred shares (collectively, the “Transactions”):

A pro forma balance sheet, assuming the Transactions closed as of December 1, 2025, shows total stockholders’ equity of $9.5 million, reflecting compliance with the Equity Rule, and is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Pro Forma Balance Sheet as of December 1, 2025 (unaudited)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2025	VSEE HEALTH, INC.

	By:	/s/ Milton Chen
	Name:	Milton Chen
	Title:	Co-Chief Executive Officer

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